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                   [MULDOON MURPHY & AGUGGIA LLP LETTERHEAD]




                                 August 2, 2006



Board of Directors
Central Bancorp, Inc.
399 Highland Avenue
Somerville, Massachusetts  02144

         Re:      Central Bancorp, Inc. 2006 Long-Term Incentive Plan

Members of the Board of Directors:

      We have been requested by Central Bancorp, Inc., a Massachusetts corporation (the "Company"), to issue our opinion in connection with the registration of 150,000 shares of the Company's common stock, $1.00 par value (the "Shares"), to be issued pursuant to stock-based awards granted under the Central Bancorp, Inc. 2006 Long-Term Incentive Plan (the "Plan"). The Corporation intends to register the Shares with the Securities and Exchange Commission on a Form S-8 Registration Statement (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

      We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified: (i) the genuineness of all signatures;
(ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and
(iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiary, Central Co-operative Bank.

      Based on the foregoing and limited in all respects to Massachusetts law, it is our opinion that the Shares reserved for issuance under the Plan are duly authorized, and, when issued: (x) upon the exercise of stock options to be granted under the Plan, and when paid for in accordance with the terms of the Plan, or (y) as restricted stock or other stock-based awards granted in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

      This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part, otherwise referred to or furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

      We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation, the financial statements or schedules or the other financial information or data included therein.


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Board of Directors
Central Bancorp, Inc.
August 2, 2006
Page 2


      We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                            Very truly yours,

                                            /s/ Muldoon Murphy & Aguggia LLP

                                            MULDOON MURPHY & AGUGGIA LLP